EXHIBIT 99

FOR IMMEDIATE RELEASE               Contacts:     Mr. Charles R. Ofner
                                                  (713) 496-5000


      September 13, 1995,   Houston, Texas.....Reading & Bates Corporation
(NYSE: RB) announced today that the Company's Board of Directors has named Tim W. Nagle as Executive Vice President, Finance and Administration.

      Nagle held the position of Vice President and Chief Financial Officer before his promotion. He joined Reading & Bates Drilling Co. in 1976 as
Manager of Administration for a 500 employee land drilling operation in South Iran. He has held management positions with the company in West Africa, Singapore and Houston. Nagle holds a Bachelor of Science in Economics from the University of Pennsylvania and an MBA from the Wharton School.

      Reading & Bates is a New York Stock Exchange listed company, providing offshore drilling and related services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co. provides technical, construction and project management services and floating production systems to the upstream offshore oil and gas industry worldwide.

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